UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2008

JANEL WORLD TRADE, LTD.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-60608	11-2636089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150-14 132nd Avenue, Jamaica, NY	11434
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number,
including area code, (718) 527-3800

Item 1.01  Entry into a Material Definitive Agreement.

On May 19, 2008, Janel World Trade, Ltd. (“Janel”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Ferrara International Logistics, Inc. (“Ferrara”), a New Jersey corporation, for the acquisition of the Ferrara customs brokerage "book of business" assets consisting of books, records, forms, manuals, access codes, goodwill, customer lists and contact information, telephone and advertising listings (the "Business") for use in the expansion of Janel’s international integrated logistics transport services business. Janel and Ferrara also entered into a three-year Sales Agency and Service Agreement (the "Sales Agreement"), in which Ferrara agrees to provide Janel with marketing, advertising, sales, and related administrative services, and includes non-competition provisions restricting Ferrara from competing with Janel. The transactions are scheduled to close on July 1, 2008, subject to a review of the Ferrara financial books and records.

The purchase price for the acquired assets is $2,100,000. The purchase price is comprised of the issuance of $630,000 of restricted shares of Janel's $0.001 common stock valued at the closing price of Janel's common stock in the Over-The-Counter market on the Friday immediately preceding the closing date (the "Shares"), a $600,000 payment by Janel at closing, a $435,000 payment one year after the closing, and a $435,000 payment on three years after the closing. The Shares will be subject to a lock-up agreement and may thereafter be sold in compliance with the requirements of SEC Rule 144.

In the event the aggregate earnings of the Business before interest, taxes, depreciation and amortization ("EBITDA") for the three years immediately following the closing fails to equal $2,100,000.00, Janel will be entitled to a reduction of the purchase price in an amount equal to three times the total three year EBITDA shortfall ( the “Shortfall"). If reduction of final installment of the cash payment is insufficient to satisfy the Shortfall, the appropriate number of Shares, valued at the closing market price on the third anniversary of the closing date, will be cancelled and returned to Janel’s authorized and unissued stock.

The compensation payable to Ferrara pursuant to the Sales Agreement is contingent upon the aggregate EBITDA of the Business for the three years immediately following the closing exceeding $2,100,000.00, in which event Janel will pay Ferrara 40% of the excess amount for that period, and for the following three years pay Ferrara 40% of the excess amount of annual EBITDA exceeding $700,000.

The amount and type of the consideration in the asset purchase and sales and service agency transactions was determined by arms-length negotiation between the parties. There are no material relationships between Janel and its officers, directors, affiliates and principal shareholders, and the officers, directors, affiliates and shareholders of Ferrara.

The Shares will be issued at closing pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

	(c)	Exhibits.
	10.6	Asset Purchase Agreement between Janel World Trade, Ltd. and Ferrara International Logistics, Inc. entered into May 19, 2008.
	10.7	Sales Agency and Service Agreement between Janel World Trade, Ltd. and Ferrara International Logistics, Inc. entered into May 19, 2008.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

JANEL WORLD TRADE, LTD.

By:	/s/ James N. Jannello
James N. Jannello, Executive Vice President and Chief Executive Officer

May 21, 2008